
<ARTICLE> 5
<LEGEND>
This schedule contains financial information extracted from the Corporation's unaudited interim financial statements as of and for the nine months ended
September 27, 1998, and the accompanying footnotes and is qualified in its entirety by the reference to such financial statements.
</LEGEND>
<CIK> 0000012355
<NAME> THE BLACK & DECKER CORPORATION
<MULTIPLIER> 1,000

<PERIOD-TYPE>                   9-MOS
<FISCAL-YEAR-END>                          DEC-31-1998
<PERIOD-END>                               SEP-27-1998
<CASH>                                         143,300
<SECURITIES>                                         0
<RECEIVABLES>                                  815,800<F1>
<ALLOWANCES>                                         0
<INVENTORY>                                    749,300
<CURRENT-ASSETS>                             1,888,400
<PP&E>                                         740,900<F2>
<DEPRECIATION>                                       0
<TOTAL-ASSETS>                               3,958,100
<CURRENT-LIABILITIES>                        1,264,800
<BONDS>                                      1,671,300
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                        43,900
<OTHER-SE>                                     473,800
<TOTAL-LIABILITY-AND-EQUITY>                 3,958,100
<SALES>                                      3,285,700
<TOTAL-REVENUES>                             3,285,700
<CGS>                                        2,139,200
<TOTAL-COSTS>                                3,965,500<F3>
<OTHER-EXPENSES>                                     0
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                             107,000
<INCOME-PRETAX>                               (773,300)<F3>
<INCOME-TAX>                                    73,100<F4>
<INCOME-CONTINUING>                           (846,400)<F5>
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                  (846,400)<F5>
<EPS-PRIMARY>                                    (9.06)<F6>
<EPS-DILUTED>                                    (9.06)

<F1>Represents net trade receivables.
<F2>Represents net property, plant, and equipment.
<F3>Includes  a pre-tax  restructuring  charge  in the  amount  of  $154,200,  a write-off of goodwill in the amount of $900,000 and a pre-tax gain on the sale of businesses of $63,400.
<F4>Includes a $46,500 tax benefit associated with the restructuring  charge and
    $50,000 of tax  expense  resulting  from the gain on the sale of businesses.
<F5>Includes a restructuring charge and a gain on the sale of businesses, net of tax effects, in the amounts of $107,700 and $13,400, respectively, and a write-off of goodwill in the amount of $900,000.
<F6>Represents basic earnings per share.

